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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

        We consent to the incorporation by reference in the registration statement (No. 333-121537) on Form S-3 of TC PipeLines, LP of our report dated March 2, 2005, with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2004 and 2003, and the related statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of TC PipeLines, LP.

/s/ KPMG LLP

Omaha, Nebraska
March 11, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM